PURCHASE AND SALE AGREEMENT


    This Agreement of Purchase and Sale ("Agreement") is made this 30 day of November, 1998 by and between Nugget Exploration, Inc. (the "Purchaser") a Nevada corporation and Imaging Management Associates, Inc. (the "Seller") a Colorado corporation, and provides for the Purchaser to acquire all of the assets of two Imaging centers ("Imaging Center") located in Wilmington DE and Cherry Hill NJ from the Seller, subject to liabilities assumed by Purchaser as described in this Agreement.

     WHEREAS, Purchaser desires to purchase and Seller desires to sell the Imaging Centers, on the terms and subject to the conditions reflected below.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, Purchaser and Seller hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

     As used in this Agreement, the terms identified below in this Article I shall have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context. Variants and derivatives of the following terms shall have correlative meanings to the extent that certain of the definitions set forth below suggest, indicate, or express agreements between or among parties to this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants contained elsewhere in this Agreement, and the Article or Section of the Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

      1.1 Acquired Assets: The assets of the Seller being acquired by the Purchaser pursuant to the terms hereof, as identified on Schedule 2.1 hereto, and all other assets of the Seller, tangible or intangible (including contractual, warranty, and other rights), the use or value of which is inextricably linked to the assets so identified, or which relate to or arise out of transactions of the Seller involving the assets so identified.

      1.2 Affiliate: When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

      1.3 Agreement: This Agreement of Purchase and Sale, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction (as defined herein) or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

     1.4 Assumed Liabilities: The liabilities of the Seller being assumed by the Purchaser pursuant to this Agreement, as specifically identified in
Schedule 2.1 to this Agreement, and no other Liabilities of the Seller.

     1.5 Audited Financial Statements: The Balance sheet, income statement, statement of stockholders' equity and statement of cash flows or, in each instance, equivalent statements as commonly provided to shareholders of Purchaser.

     1.6 Closing: The completion of the Transaction, to take place as described in Article II.

     1.7 Closing Date: The date on which the Closing actually occurs, which shall be November 30, 1998, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing set forth in Article VIII hereof.

     1.8 Closing Time: The time at which Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     1.9 Consideration: The net sum of $2,500,000 payable by Purchaser to Seller of 1,250,000 shares of the restricted $.001 par value common stock of Purchaser valued at $2.00 per share for the Acquired Assets.

     1.10 Exchange Act: The Securities Exchange Act of 1934, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statue adopted in place or lieu thereof.

     1.11 Securities Act: The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant under this Agreement, including and substitute or replacement statue adopted in place or lieu thereof.


                                   ARTICLE II
                                THE TRANSACTION

     2.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, the Seller shall sell, transfer, convey, and assign to the Purchaser, by instruments satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall acquire from the Seller, the Acquired Assets, subject to the Assumed Liabilities, and only those Liabilities and no others, in exchange for the Consideration. The Seller represents that the assets included on Exhibit 2.1 hereto are all the assets reasonably necessary for the conduct of the Acquired Assets in the ordinary course in the same manner as that in which such business has been conducted in the immediate past, including, without limitation, all Proprietary Rights of the Seller so used in the ordinary conduct of the Acquired Business and all contract, warranty, and other intangible rights relating to or arising out of such Acquired Business. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge in any manner, becoming in any way responsible for any of the Liabilities of the Seller other than those expressly identified on Schedule
2.1 and adopted by the Purchaser in this section 2.1.

     2.2 Manner of Payment. Payment of the Consideration by the Purchaser shall be made in the form of a stock certificate with a restrictive legend pursuant to rule 144.

     2.3 Closing. The Closing hereunder shall take place at the offices of the respective Seller and Purchaser, or at such other place as the Purchaser and the Seller may agree upon, on the Closing Date.


                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Seller:

     3.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has the requisite corporate power and authority to enter into and perform this Agreement. True, complete and correct copies of the Purchaser's charter and bylaws, as presently in effect, have been delivered to the Seller and no amendments to them are pending.

     3.2 Subsidiaries. Other than the subsidiaries of the Purchaser listed in Schedule 3.2 hereto, the Purchaser has no Subsidiaries.

     3.3 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to enter into this agreement and to carry out its obligations hereunder. The Board of Directors of the Purchaser has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the requisite level of corporate authority of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transactions contemplated hereby, including delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding Agreement of the Purchaser, enforceable in accordance with its terms.

     3.4 Absence of Breach; No Consents. To the best of Purchaser's knowledge, the execution, delivery and performance of this Agreement, and the performance by Purchaser of its obligations hereunder except for compliance with any regulatory or licensing laws applicable to Purchaser (and to the extent within its control), will be satisfied in all material respects prior to the Closing) and do not, except as disclosed in schedule 3.4, (1) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or bylaws of Purchaser or of any of its subsidiaries; (2) contravene any law, rule or regulation of any State or Commonwealth or of the United States, or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon the Purchaser or any of its Subsidiaries, in such a manner as to provide a basis for enjoining of otherwise preventing consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit Agreement or any other material Agreement or instrument to which Purchaser or any of its subsidiaries is a party, in such a manner as to provide a basis for enjoining or otherwise preventing a consummation of the Transaction; (4) require the authorization, consent approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     3.5 Issuance of Purchaser Shares. All of the Purchaser Shares required to be issued by the Purchaser to the Seller, in accordance with the terms and subject to the conditions set forth in this Agreement, shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable and free from all liens or contractual restrictions or limitations whatsoever, except as set forth in this Agreement and that such Shares will not have been registered pursuant to the Securities Act and applicable State laws.

     3.6 Financial Statement: Books and Records. To the best of the Purchaser's knowledge, the Purchaser Financial Statements (as defined below) fairly present its financial position, business and operation, and are maintained in accordance with reasonable business standards and do not fail to reflect any material activity, charge, expense, income or other action or attribute of the Purchaser. A true and complete copy of the Purchaser's 10-K for year ended May 31, 1998 and for 10-Q for the quarter ended August 31, 1998 have been delivered to the Seller. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect the Purchaser's business, operations, financial results, financial position, expenses, incomes, assets and liabilities and are complete in all material respects as of their respective dates.

     3.7 Capitalization. Schedule 3.7 hereto sets forth the Purchaser's authorized, issued and outstanding securities, as well as its outstanding options and securities reserved for issuance. Except as disclosed on Schedule 3.7, the Purchaser is not aware of any voting trusts, voting agreements, proxies or other agreements, instruments or undertakings (whether oral or in writing) with respect to the voting of shares of capital stock of the Purchaser.

     3.8 Litigation. Other than as described in Schedule 3.8, there is no claim pending or, to the best knowledge of the Purchaser, threatened against the Purchaser, nor is there any order outstanding against the Purchaser.

     3.9  Tax Matters.

               (a) The Purchaser has filed all tax returns required to be filed with any taxing authority in respect of all relevant taxes and in accordance with all tax sharing agreement to which the Purchaser may be a party and has paid or caused to be paid of the Purchaser except for liens for taxes not yet due and payable. The Purchaser has not executed a waiver of the statue of limitations on the right of the IRS or any other taxing authority to assess additional taxes or to contest the income or loss with respect to any tax return.

               (b) No audit of the Purchaser's tax returns by any taxing authority is currently pending or to the best of the Purchaser's knowledge threatened, and no issues have been raised by any taxing authority in connection with any tax returns. No material issues have been raised in any examination by any taxing authority with respect to the Purchaser which reasonably could be expected to result in a proposal deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations.

     3.10 Brokers. No Broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreement, written or oral, made on behalf of Purchaser or any of its Subsidiaries.


                                 ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as follows:

     4.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of Colorado and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in the jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that Jurisdiction is required by law.

     4.2 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding Agreement of the Seller enforceable in accordance with its terms. The seller has all corporate power and requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized. This Agreement, does not, except as disclosed in Schedule 4.2, (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Seller or of any of its Subsidiaries; (2) contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to the Seller.

     4.3 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement and the performance by Seller of its obligations hereunder except for compliance with any regulatory or licensing laws applicable to Seller (and to the extent within its control), does not (1) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or bylaws of Seller or of any of its subsidiaries; (2) contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, the Seller or all or any part of the Acquired Business or any material properties of the Acquired Business, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material agreement or instrument to which the Seller or any of part of the Acquired Assets are a party or by which any of the material properties of the Acquired Assets may be affected or bound; (4) other than consents disclosed on the Acquired Assets Disclosure Document, require the Authorization, consent, approval, or license of any third party; or (5) constitute grounds for the loss or suspension of any permits, licenses, or other authorization used with the Acquired Assets.

     4.4 Brokers. No Broker, finder, or investment banker is entitled to any brokerage, finders or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreement, written or oral, made on behalf of Seller or any of its Subsidiaries. The Seller does not have any obligations to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Seller is a party.

     4.5 Financial Statements. The Seller has heretofore delivered to the Purchaser the Following:

     Schedule 4.5 consists of the unaudited statement of assets and liabilities arising from cash transactions of the Seller as of December 31, 1997 and the unaudited statement of assets and liabilities arising from cash transactions of the Seller as of October 31, 1998 and the related statements of income and expense arising from cash transactions for the periods then ended (collectively the "Financial Statements"). The Financial Statements fairly represent the financial position of the Seller as at such dates and the results of its operations for the year and period then ended. The Financial Statements were prepared on a cash basis applied on a consistent basis with prior periods. The books of account and other records of the Seller, financial or otherwise, are in all material respects, complete and correct and are maintained in accordance with good business and accounting practices.

     The Seller hereby agrees to deliver to the Purchaser within 60 days of the date hereof, the audited balance sheet as of December 31,1997 and the unaudited balance sheet of October 31,1998 and the related statements of operations for the year and period then ended (collectively the "Updated Financials"), all fairly reflecting the financial position of the Seller as at such dates and the results of its operations for the year and period then ended. The Updated Financials shall be prepared at the Seller's sole expense. The Financial Statements must be reviewed and accepted to the satisfaction of Purchaser and Park Street Investments, Inc. (a shareholder) prior to release of the Consideration.

     Taxes.
          (a) The seller has paid or caused to be paid except as described in Schedule 4.5(a) all federal, state, local, foreign, and other taxes, including without limitations, income taxes, estimated taxes, alternative minimum taxes, exercise taxes, sales taxes, use taxes, value-added taxes, gross receipt taxes, franchise taxes, capital stock taxes, employment taxes and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or part by net income, and all deficiencies, or other addition to tax, interest, fines and penalties owned by it (collectively, "Taxes"), required to be paid by it for all periods prior to and through the date hereof, whether disputed or not.

          (b) The Seller has, in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all these returns correctly and accurately contain the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Seller for taxable periods ended on or after December 31, 1995 is provided in Schedule 4.5(b). For each taxable period the Seller ended on or after December 31, 1995, the Seller has delivered (or will deliver within (60) days of the date hereof) to the Purchaser correct and complete copies of all Federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Seller.

          (c) Neither the IRS nor any other governmental authority is except as described in Schedule 4.5(c) asserting or, to the knowledge of the Seller threatening to assert against the Seller any deficiency or claim for additional Taxes. No claim has ever been made by a authority in a jurisdiction where the Seller does not file reports and returns that the Seller is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Taxes.

          (d) Except as described in Schedule 4.5(d), there has not been any audit of any tax return filed by the Seller, no audit is in progress, and the Seller has not been notified by any tax authority that any audit is contemplated or pending. Except as described in schedule 4.5(d): (I) no extension of time with respect to any date on which a tax return was or is to be filed by the Seller is in force; (ii) no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any Taxes; and (iii) no agreement with any taxing authority is in force for an extension of the statue of limitations for an audit.

          (e) For purpose of this agreement, all references to Sections of the code shall include any predecessor provisions to those Sections and any similar provisions of federal, state, local or foreign law.

     4.6 Litigation. Other than as described in Schedule 4.6, there is no claim pending or, to the best knowledge of the Purchaser, threatened against the Seller, nor is there any order outstanding against the Seller.

     4.7 Receivables. All outstanding accounts receivables (trade or other) of the Seller shown in the Financial Statements are bona fide, arose in the ordinary course of business at the aggregate amounts thereof and, to the knowledge of the Seller, has no reason to believe that such receivables are not current and collectable in full within __________(___) days of the date
hereof.  No account is more than ________(    ) days overdue, except as
disclosed on Schedule 4.7.  In addition, except as otherwise set forth on
Schedule 4.7, to the knowledge of the Seller, none of such accounts receivable are subject to any stated claim or offset, recoupment, set-off or circumstances giving rise to any such claims against it. No such accounts receivable are contingent upon the performance by the Seller of any obligation or contract and no person or entity has any lien on such receivables, or any part thereto, and no agreement for deduction or discount has been made with respect to any such receivables.

     4.8 Insurance. The physical properties and assets of the Seller are insured to the extent disclosed in Schedule 4.8 (including all professional liability insurance policies) and all those insurance policies and arrangements are in full force and effect, all premiums with respect to those policies and arrangements are currently paid, and the Seller is in compliance in all material respects with their terms. That insurance is adequate and customary for the business engaged in by the Seller and is sufficient for compliance by the Seller with all requirements of the law and all agreements and leases to which The Seller is a party.

     4.9 Licenses; Permits; Compliance. The Seller posses all licenses and other required governmental or official approvals, permits, consents and authorizations (as listed on Schedule 4.9 attached to this Agreement), the failure of which to posses would, individually or in the aggregate, have a material adverse effect on the business, financial condition, operations, prospects or result of operations of the Seller. The Seller is in compliance with: (i) the terms of all contractual obligations which directly or indirectly affect the Seller; (ii) all laws rulings or other decisions on any governmental or other regulatory authority, court or arbitrator having jurisdiction over the Seller. The Seller has furnished the Purchaser true and correct copies of all correspondence from all governmental authorities asserting that the Seller is not, was not or may not have been in compliance with all applicable laws, rules, regulations, judgments, orders or decrees. Compliance with laws: The Seller has complied in all material respects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and aversely affect the business.

     4.10 Full Disclosure. No representation or warranty by the Seller in this Agreement or in any document or Schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Seller. There is no fact, development or threatened development (except for general economic conditions affecting business generally) which the Seller has not disclosed to the Purchaser in writing and which materially adversely affects the business of the Seller.


                                ARTICLE V
                                COVENANTS

     5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the Purchaser and the Seller shall each be entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. Any such investigation and examination shall be conducted at reasonable time and under reasonable circumstances, and each party shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this agreement. All representations and warranties of Seller have been specifically set forth herein. In order that each party may have the full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other may reasonably request and cooperate fully in connection with such review and examination and to make full disclosure to the other parties all material facts affecting its financial condition and business operations. Following the Closing Date, the Seller shall provide the Purchaser access to records of the Seller as required and on reasonable notice by the requesting party.

     5.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

     5.3 Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

     5.4 Confidentiality. In the event transactions contemplated by this Agreement are not consummated, the Purchaser and Seller each agree to forever keep confidential any information disclosed to the other in connection therewith; provided, however, such obligation shall not apply to information which (i) at the time of disclosure was public knowledge; (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); (iii) the receiving party had within its possession at the time of disclosure: or (iv) is required to be disclosed by federal securities law or other applicable law.

     5.5 Future Employment. Dr. Leonard Vernon agrees to enter into an employment agreement (the "Employment Agreement") with the Purchaser in the form attached hereto as Exhibit 5.5 to serve as the Purchaser's Chief Executive Officer and President.


                                 ARTICLE VI
      CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

     The obligation of the Purchaser to enter into and complete the Closing is subject, at the option of the Purchaser, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser in writing.

     6.1 Due Diligence Review. The Purchaser's satisfactory completion of its due diligence review of the Sellers' assets, properties, business and operations, books, records and financial condition. Dr. Vernon and other representatives and employees of the Seller shall be available to assist the Purchaser in conducting its due diligence review. The Purchaser's due diligence review period shall be for no more than forty-five (45) days from the date hereof.

     6.2 Representations and Covenants. The representations and warranties of the Seller contained in the Agreement shall be true in all material respects. The Seller shall have performed and complied in all material respects with all covenants and agreement required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

     6.3 Governmental Permits and Approvals: corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Seller shall have delivered to the Purchaser resolutions by its Board of Directors certified by the Secretary of the Seller authorizing the transactions contemplated by the Agreement.

     6.4 Third Party Consents. All consents, permits and approvals from parties to any contracts, loans agreements or other agreements with the Seller which may be required in connection with the performance of the Seller of its obligations under such contracts or other agreements after the Closing Date shall have been obtained.

     6.5 Satisfactory Business Review. The Purchaser shall have in good faith reasonably satisfied itself, after receipt of the documents and schedules of the Seller and after the Purchaser and its representatives have completed the review of the business of the Seller contemplated by this Agreement, that none of the information revealed in, or in the reasonable opinion of the purchaser may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Seller.

     6.6 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transaction, or which has or may have, in the reasonable opinion of the Seller, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser.

     6.7 No Reverse Split. As a material term hereto and a condition to Purchaser entering into this Agreement, Purchaser and its predecessor(s) agree that for a period of twelve (12) months from the date of Closing, there will be no reverse stock splits without the prior written consent of the existing directors of Purchaser as of the date immediately prior to the Closing of this Agreement.

     6.8 Asset Sale and release of certain Liabilities. Seller acknowledges that Purchaser currently owns certain assets which exist at the time of this Agreement and that Purchaser is attempting to sell or transfer such assets to generate proceeds for the purposes of settling certain debts of Purchaser that also exist at the time of this Agreement. Seller, Dr. Vernon and or their assigns will ensure that no party other then Ms. MacGuire and or her designees receive proceeds from such sale or transfer. Seller, Dr. Vernon and or their assigns will further use their best efforts to assist Purchaser with signing additional documents to consummate such sale or transfer as Purchaser
reasonably requires.   In consideration of this paragraph, Ms. MacGuire
represents that upon receipt of proceeds from such sale or transfer Ms. MacGuire will release Purchaser of any and all liabilities owed to Ms. MacGuire that exist at the time of this Agreement. Ms. MacGuire will further use her best efforts to obtain similar releases from Ms. Dee MacQueen and Mr. Robert Jerry Hand.


                                ARTICLE VII
        CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE

     The obligation of the Seller to enter into and complete the Closing is subject, at the option of the Seller, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller in writing.

     7.1 Due Diligence Review. The Seller's satisfactory completion of its due diligence review of the Purchasers' assets, properties, business and operations, books, records and financial condition. Ms. MacGuire and other representatives and employees of the Purchaser shall be available to assist the Seller in conducting its due diligence review. The Seller's due diligence review period shall be for no more than forty-five (45) days from the date hereof.

     7.2 Representations and Covenants. The representations and warranties of the Purchaser contained in the Agreement shall be true in all material respects. The Purchaser shall have performed and complied in all material respects with all covenants and agreement required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

     7.3 Governmental Permits and Approvals: corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Purchaser shall have delivered to the Seller resolutions by its Board of Directors certified by the Secretary of the Purchaser authorizing the transactions contemplated by the Agreement.

     7.4 Third Party Consents. All consents, permits and approvals from parties to any contracts, loans agreements or other agreements with the Purchaser which may be required in connection with the performance of the Purchaser of its obligations under such contracts or other agreements after the Closing Date shall have been obtained.

     7.5 Satisfactory Business Review. The Seller shall have in good faith reasonably satisfied itself, after receipt of the documents and schedules of the Purchaser and after the Seller and its representatives have completed the review of the business of the Purchaser contemplated by this Agreement, that none of the information revealed in, or in the reasonable opinion of the purchaser may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser.

     7.6 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transaction, or which has or may have, in the reasonable opinion of the Purchaser, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Seller.


                                ARTICLE VIII
                                MISCELLANEOUS

     8.1 Publicity. Except as required by applicable federal securities law or other law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

     8.2 Notices. Any notice or other communication required or which may given hereunder shall be writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

               if to the Purchaser

                    Mary MacGuire
                    Nugget Exploration, Inc.
                    815 Durbin Street
                    Casper, Wyoming 82601

               if to Seller

                    Imaging Management Associates, Inc.
                    C/O Dr. Leonard Vernon
                    2051 Springdale Road
                    Cherry Hill, NJ 08003

     Any party may, by notice given in accordance with this Article to the other parties, designate another address or person for receipt of notice hereunder.

     8.3 Entire Agreement. This Agreement (including the Exhibits and Scheduled hereto) contain the entire agreement among the parties with respect to the Transaction between Seller and Purchaser and supersede all prior agreements, written or oral, with respect thereto.

     8.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any part of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies of any part based upon, arising out of, or otherwise in respect of, any inaccuracy in, or breach of, any representations, warranty, covenant or agreement contained in this Agreement and shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based, may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     8.5 Indemnification. All representations, warranties, covenants and agreements made herein and in the Exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. Seller hereby agrees, jointly and severally, to indemnify, defend, and hold Purchaser harmless from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by Seller to Purchaser in this Agreement and Purchaser hereby agrees, jointly and severally, to indemnify, defend, and hold Seller harmless from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by Purchaser to Seller in this Agreement.

     8.6 Governing Law. This Agreement shall be governed and construed solely in accordance with the laws of the State of Nevada.

     8.7 No Assignment. This Agreement is not assignable except by operations of Law.

     8.8 Exhibits And schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

     8.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     8.10 Severability of Provisions. The invalidity or unenforceability of any term, phase, clause, paragraph, restriction, covenant, agreement, or other provision of this Agreement shall in no way affect the validity or enforcement of any other provisions or any part thereof.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall be considered but one and the same document.

     8.12 Attorney's Fees and Costs. In connection with any litigation arising out of the Agreement or the parties relationship as contemplated herein, each party shall pay its own attorney's fees and court costs and any and all fees in connection with any appellate proceeding occasioned as a result thereof.

     8.13 Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

     8.14 Litigation. Venue for any litigation hereunder shall be in the Circuit Court of Baker County, Nevada.

     8.15 Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


ATTEST:                  NUGGET EXPLORATION, INC.


                                   /s/ Tyson Schiff
---------------------         By:-----------------------------
Secretary                     Tyson Schiff
                              President


ATTEST:                  IMAGING MANAGEMENT ASSOCIATES, INC.


                                   /s/ Dr. Leonard Vernon
---------------------         By:-----------------------------
Secretary                     Dr. Leonard Vernon
                              CEO, President

                            SCHEDULES & EXHIBITS



2.1       The Transaction          See Schedule 4.5

3.2       Subsidiaries             None

3.4       Absence of Breach        None

3.7       Capitalization.

          (1) Authorized Common Stock   5,000,000
          (2) Shares Outstanding        97,177
          (3) Consultants/Employees     600,000

3.8       Litigation               None

4.2       Authority Relative       None

4.5       Financial Statements     See Attached

4.5(a)    Payment of taxes         Except for $85,000 in payroll taxes.

4.5(b)    Tax returns              See Attached

4.5(c)    Action to be taken       No action has been taken regarding the
                                   past due payroll taxes, but has been
                                   threatened.

4.5(d)    Tax Extension            None

4.6       Litigation               There is a pending lawsuit from four
                                   former partners of the Wilmington DE
                                   center in the amount of $80,000, which the Seller believes will be settled without any further legal action.

4.7       Receivables              None

4.8       Insurance                See Attached

4.9       License, Permits         See Attached

EXHIBITS

2.1       See Schedule 4.5

5.5       See Attached